Exhibit 10.1
AMENDMENT NO. 1 TO THE BLACKHAWK NETWORK HOLDINGS, INC. DEFERRED COMPENSATION PLAN
The Blackhawk Network Holdings, Inc. Deferred Compensation Plan (the “Plan”) is hereby amended by this Amendment No. 1 effective as of December 15, 2017 as follows:

1.	Section 3.1. Section 3.1 of the Plan is hereby amended to include the following section (c):
“Notwithstanding anything herein to the contrary, no amounts may be deferred to the Plan, from Compensation, after December 15, 2017 (the “Termination Date”).”

2.	Section 3.5. Section 3.5 of the Plan is hereby amended to include the following sentence at the end thereof:
“Notwithstanding anything herein to the contrary, no Employer Contributions will be credited to the Participants’ Deferral Accounts after the Termination Date.”

3.	Section 3.7(b). Section 3.7(b) of the Plan is hereby amended to include the following sentence at the end thereof:
“Notwithstanding anything herein to the contrary, no earnings or losses will be credited to the benefits hereunder after the Valuation Date coincident with or immediately preceding December 17, 2018 (the “Liquidation Date”).”

4.	Section 6.1. Section 6.1 of the Plan is hereby amended to include the following sentence at the end thereof:
“The Plan is irrevocably terminated effective as of the Termination Date, will be administered pursuant to the Plan terms (as may be amended from time to time) from the Termination Date until the Liquidation Date, and will be liquidated entirely by lump sum distributions of all then outstanding Account Balances on the Liquidation Date. Notwithstanding anything herein to the contrary, the balance of the Participants’ Account Balance as of the close of trading on the date immediately preceding the Liquidation Date will be distributed in a lump sum to the Participants (or properly designated Beneficiaries) on the Liquidation Date or as soon as practicable thereafter, but in no event later than the second anniversary of the Termination Date.”
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